UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022 (July 22, 2022)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 22, 2022, Vista Outdoor Inc., solely in its capacity as guarantor (the “Company”), and Vista Outdoor Operations LLC (“Vista LLC”), a wholly-owned subsidiary of the Company, and Trophy Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of Vista LLC, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Simms Fishing Products LLC (“Simms”) and Shareholder Representative Services LLC (the “Equityholder Representative”), pursuant to which Vista LLC will acquire all of the equity interests of Simms by causing Merger Sub to merge with and into Simms, with Simms being the surviving company (the “Surviving Company”) and becoming a wholly-owned subsidiary of Vista LLC (the “Merger”).
Simms is a premium fishing brand and leading manufacturer of waders, outerwear, footwear and technical apparel.

The Merger Agreement was approved by the governing bodies of the Company, by the management board of Simms, and by the requisite equityholders of Simms. The parties anticipate that the Merger will close (the “Closing”) in the third quarter of 2022 (the “Closing Date”).

Subject to the terms and conditions of the Merger Agreement, at the Closing, Vista LLC will pay a purchase price of $192.5 million in cash for all of the equity interests of Simms, subject to certain customary adjustments for closing cash, working capital, indebtedness and closing transaction expenses, as described in the Merger Agreement (the “Merger Consideration”). A portion of the Merger Consideration equal to $1.5 million will be placed in escrow at the Closing to fund potential post-closing purchase price adjustments and $250,000 will be paid to the Equityholder Representative for its services.

The Merger Agreement contains customary representations and warranties from both Simms, on the one hand, and Vista LLC and Merger Sub, on the other hand. Vista LLC will obtain a representation and warranty insurance policy, which will be its sole recourse for breaches of representations and warranties. Each party has agreed to customary covenants, including, among other things, covenants from Simms relating to the use of commercially reasonable efforts to obtain all necessary third party consents that are required to effect the Merger, the conduct of its business during the interim period between the execution of the Merger Agreement and the Closing, and the use of reasonable best efforts to obtain governmental and regulatory approvals. In addition, Simms will not, and will cause its subsidiaries and their respective affiliates and representatives not to, directly or indirectly, solicit, initiate or engage in discussions with, enter into any agreement or negotiations with, or furnish any non-public information concern Simms and its wholly-owned subsidiary, The Rivers Edge Outfitters, LLC (collectively, the “Target Companies”), to any person (other than Vista LLC, Merger Sub and their respective affiliates and agents) regarding an alternative Acquisition Proposal (as defined in the Merger Agreement).

Vista LLC has agreed to cause the Target Companies, from the effective time of the Merger (the “Effective Time”) to the sixth anniversary of the Closing Date, to indemnify and hold harmless each current (as of immediately prior to the Effective Time) and each former director, manager, officer, employee or agent of any Target Company from and against any loss or liability incurred in connection with any proceeding arising out of, or pertaining to, the Merger. Simms has agreed to obtain, at its cost, a six year “tail” policy, providing, effective as of the Closing and for a period of six years thereafter, those persons who are covered by the Target Companies’ officers’ and directors’ liability insurance policies as of the Closing, on terms no less favorable than the liability insurance currently maintained by such Target Companies. Vista LLC has also agreed to cause the Target Companies to provide each Target Company employee, for a period of 12 months after the Closing Date, an annual base salary and cash-based bonus opportunity that are substantially comparable in the aggregate to those provided prior to the Closing and employee benefits that are substantially comparable in the aggregate to those provided prior to the Closing.

Vista LLC may determine, in its sole discretion, to obtain debt financing to fund any portion of the Merger Consideration, in which case Simms will use commercially reasonable effects to, and cause The Rivers Edge Outfitters, LLC and its and their respective representatives to (in each case at Vista LLC’s sole expense) to provide Vista LLC with such cooperation reasonably requested by Vista LLC that is reasonably necessary for arranging, obtaining and syndicating such financing.

Completion of the Merger is subject to certain customary conditions, including the absence of any governmental order or law prohibiting the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party(ies), (ii) the performance in all material respects by the other party(is) of their obligations under the Merger Agreement, and (iii) the receipt of required regulatory approvals and the expiration of all applicable statutory waiting periods under the Hart-Scott-Rodino Act of 1976, as amended, and the rules and regulations promulgated thereunder.

The Company has agreed to guarantee the payment and performance of all of the payment and other obligations of Vista LLC to Simms under the Merger Agreement, subject to the limitations set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for the parties to the Merger Agreement, including (i) by the mutual written consent of Vista LLC and Simms, (ii) by either Vista LLC or Simms if (a) the closing has not occurred at or before 11:59 p.m. Mountain time on October 20, 2022 (the “Outside Date”); provided, however, that the right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been the cause or resulted in the failure of the closing to occur on or prior to the Outside Date; (b) any of the representation or warranties are not accurate or any covenant or agreement of such party has not been performed such that the conditions to the closing set forth in the Merger Agreement are not capable of being satisfied as of the closing and the breach or breaches causing such representations or warranties not to be accurate, or the failures to perform any covenant or agreement, as applicable, are not cured within 20 business days (or by the Outside Date, if earlier) after written notice thereof is delivered to the breaching party; or (iii) there is then in effect a final, non-appealable order of a court of competent jurisdiction in effect precluding consummation of the Merger; provided, however, that the right to terminate Merger Agreement on the grounds of such an order will not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been the cause of or resulted in the order.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of an actual state of facts or condition of any of the parties to the Merger Agreement or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which information may or may not be fully reflected in public disclosures.

Item 2.02 Results of Operations and Financial Condition

On July 27, 2022, the Company issued a press release reporting its financial results for the fiscal quarter ended June 26, 2022. A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

The information contained in Item 2.02 of this report, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01. Regulation FD Disclosures

On July 27, 2022, the Company issued a press release announcing the Merger, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 22, 2022, by and among Vista Outdoor Operations LLC, Trophy Merger Sub, LLC, Simms Fishing Products LLC, Shareholder Representative Services LLC, as the Equityholder Representative and Vista Outdoor Inc. (solely in its capacity as a guarantor)

99.1	Press release of Vista Outdoor Inc. dated July 27, 2022, announcing Definitive Agreement to Acquire Simms Fishing Products.
99.2	Press release of Vista Outdoor Inc. dated July 27, 2022, reporting Vista Outdoor Inc.’s financial results for the fiscal quarter ended June 26, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	VP, General Counsel & Corporate Secretary

Date:	July 27, 2022

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